Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Provides Operational Update for Q4 2022

 Renewable diesel conversion project remains on schedule, on budget, and on track for mechanical completion by late March

Throughput volumes for the fourth quarter of 2022 were approximately 77,000 bpd, exceeding prior forecast of 74,000 bpd by 4%

Fourth quarter 2022 financial results expected to benefit from continued robust refining margins, lack of hedge impact and reduced inventory backwardation charges, vs. third quarter 2022 results

HOUSTON, TX / BUSINESSWIRE / January 17, 2023 / Vertex Energy, Inc. (NASDAQ: VTNR) ("Vertex" or “the Company"), a leading specialty refiner and marketer of high-quality refined products, today provided an update on the construction of its renewable diesel conversion project as well as its fourth quarter 2022 operating and financial results.

Renewable Diesel Conversion Project Remains on Schedule and Budget

Vertex is continuing to advance construction activities on its renewable diesel conversion project, which is designed to convert the Mobile, Alabama refinery’s (the “Mobile Refinery's”) existing hydrocracking unit to produce renewable diesel fuel on a standalone basis. On January 6, 2023, the Company safely completed shutdown procedures on the hydrocracker unit for the next stage of construction activities, as planned. The unit is scheduled to remain offline for a total of approximately 70 days while the project is finalized, with ultimate mechanical completion expected to occur during the final week of March, 2023.

Upon completion of the project, the refinery is expected to commence production of renewable diesel in 2Q 2023. Initial volumes are planned to ramp to approximately 8 – 10 thousand barrels per day (Mbpd), with production volumes anticipated to subsequently ramp up to approximately 14 Mbpd upon installation of additional required infrastructure.

The project continues to progress on schedule and on budget, with total capital expenditures on the renewable diesel conversion project during the fourth quarter of approximately $33.2 million. Total capital expenditures spent to date on the renewable diesel project are $72 million, or approximately 76% of the total projected budget for the project of $90-$100 million.

Fourth Quarter Throughput Volumes Exceed Prior Guidance By 4%

Throughput volumes at the Company’s Mobile Refinery for the fourth quarter of 2022 came in at approximately 77 Mbpd, exceeding management’s prior forecast of 73 – 75 Mbpd, by 4% at the mid-point. The stronger throughput volumes for the quarter versus the Company's previously communicated estimates reflect continued consistent, efficient operations at the Mobile Facility. Operating expenses per barrel for the fourth quarter of 2022 are estimated to total between $3.75 - $4.00 per barrel, while the targeted capture rate on the benchmark Gulf Coast 2-1-1 crack spread is expected to be 50%-54%, in-line with prior forecasts.

Total capital expenditures for the fourth quarter of 2022 were approximately $42 million, slightly ahead of the prior forecasted capex range of $35-$40 million.

Updated 4Q 2022 Guidance

Based on performance during the quarter, we are updating the prior guidance we provided for 4Q 2022 as follows:

	4Q 2022
	Prior Guidance	Current Guidance
	(as of 11/8/22)	(as of 1/17/2023)
Mobile Refinery Throughput Volume (Mbpd)[1]	73 - 75	77
Capacity Utilization (%)	99%	103%
Direct Operating Expense ($/bbl)	$3.50 - $3.75	$3.75 - $4.00
Capture Rate (%)[2]	50% - 54%	50% - 54%
Capex ($/MM)	$35 - $40	$42
% Capex Spent on RD Project	-	79%

1. Preliminary actual throughput volume results (Mbpd = Thousand barrels per day).
2. Capture rate relates to benchmark Gulf Coast 2-1-1 Crack Spread.

Benjamin P. Cowart, President and CEO of Vertex stated, “Our progress on the construction of the renewable diesel conversion project continues to track right in-line with our planned timeline and budget, something I am very proud of given the scale and breadth of the project. We continue to expect the unit to be brought back online following the planned 70-day outage in mid-March with full mechanical completion anticipated shortly thereafter.” Mr. Cowart continued, “Our Q4 2022 throughput volumes reflect the strength in operational performance I know the team is capable of. With refining margins remaining strong and the team executing on the ground in Mobile, I look forward to updating the market on our full Q4 2022 results in the near future.”

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "would," "will," "estimates," "intends," "projects," "goals," "targets" and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the timing of planned capital projects at the Company’s Mobile Refinery, downtime associated with such projects and the outcome of such projects; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project at the Mobile Refinery, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; expected and unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to planned and future divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company's publicly filed reports, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the "Projections") included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company's facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex's management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

INVESTOR CONTACT

John Ragozzino Jr., CFA (ICR)

IR@vertexenergy.com